Exhibit 32.1
Certification of co-CEOs and CFO
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of Research In Motion Limited (the “Registrant”) on Form 40-F for the year ended February 27, 2010, as filed with the Commission on the date hereof (the “Report”), James L. Balsillie, as co-Chief Executive Officer of the Registrant, Mike Lazaridis, as President and co-Chief Executive Officer of the Registrant, and Brian Bidulka, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ James L. Balsillie

Name:	James L. Balsillie
Title:	Co-Chief Executive Officer
Date:	April 1, 2010

/s/ Mike Lazaridis

Name:	Mike Lazaridis
Title:	President and Co-Chief Executive Officer
Date:	April 1, 2010

/s/ Brian Bidulka

Name:	Brian Bidulka
Title:	Chief Financial Officer
Date:	April 1, 2010
This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.